UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/02/2009

Sun Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15086

Delaware	94-2805249
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4150 Network Circle
Santa Clara, California 95054-1778
(Address of principal executive offices, including zip code)

(650) 960-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director.

On January 29, 2009, upon the recommendation of the Corporate Governance and Nominating Committee of the Board of Directors (the "Board") of Sun Microsystems, Inc. (the "Company"), the Board elected Rahul N. Merchant to the Board. It is expected that the Board will subsequently appoint Mr. Merchant to the Corporate Governance and Nominating Committee. Mr. Merchant was nominated as a director candidate by Southeastern Asset Management, Inc. pursuant to a letter agreement between Sun and Southeastern entered into on December 8, 2008, in which Sun agreed to appoint two persons to its Board nominated by Southeastern.

Upon his election to the Board, pursuant to the Company's 2007 Omnibus Incentive Plan, Mr. Merchant was granted a restricted stock units award valued at $175,000 based on the closing price of the Company's common stock on January 29, 2009, which vests at a rate of 20% per year over five years, subject to Mr. Merchant's continued service to the Company.

Pursuant to Section A.7. of the Company's Corporate Governance Guidelines, the Board shall only nominate for election or re-election director candidates who have tendered an irrevocable resignation that will become effective upon (i) a failure to receive the required majority vote at an election for which the majority voting standard is applicable and (ii) the Board's acceptance of the resignation. In such a case, pursuant to Section 3.3(a) of the Company's Bylaws, the Corporate Governance and Nominating Committee will recommend to the Board whether to accept the resignation. Therefore, all members of the Board have executed conditional resignations pursuant to the Company's Corporate Governance Guidelines. In connection with his election to the Board, Mr. Merchant executed a conditional resignation pursuant to the Company's Corporate Governance Guidelines.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendment to Bylaws.

On January 29, 2009, the Board voted to amend Section 3.2(a) of the Company's Bylaws, effective immediately, to increase the range of directors from six to thirteen and set the size of the Board at twelve members. A copy of the Company's Bylaws, as amended, is attached to this Report as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number 3.2 - Bylaws, as amended January 29, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Microsystems, Inc.

Date: February 02, 2009	By:	/s/ Michael A. Dillon
Michael A. Dillon
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-3.2	Bylaws, as amended January 29, 2009.